Exhibit 10.2

GIGACLOUD TECHNOLOGY INC

2017 SHARE INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE JULY 5, 2022

1.    Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.    Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)    “Administrator” means the Board or any of the Committees appointed by the Board to administer the Plan.

(b)     “Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c)     “Applicable Accounting Standards” means the International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

(d)     “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(e)     “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or Other Share- or Cash-Based Award under the Plan.

(f)     “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)     “Board” means the Board of Directors of the Company.

(h)     “Cause” means, with respect to the termination of the Grantee’s Continuous Service by or with the Company or the Related Entity to which the Grantee provides service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of any such then-effective written agreement or such definition, is based on, in the determination of the Administrator, the Grantee’s: (i) negligence in performing, or refusal to perform, any major duties to the Company or any Related Entity (as stated in the agreement between the Grantee and the Company or any Related Entity, or reasonably assigned by the Company or such Related Entity based on the Grantee’s position), or material violation of any code of conduct, rules, regulations, or policies of the Company or any Related Entity, (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (iii) dishonesty or commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iv) any intentional misconduct or material breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or any Related Entity, (v) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (vi) material violation of any Applicable Laws or securities laws, or (vii) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity; or (viii) participating, assisting, being concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by the Company.

(i)     “Change in Control” means and includes each of the following:

(i)    A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Related Entities, an employee benefit plan maintained by the Company or any of its Related Entities or other Affiliates) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a takeover, scheme of arrangement, amalgamation, merger, consolidation, reorganization, or other business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:

(A)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, Controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(j)     “Committee” means any committee appointed by the Board to administer the Plan, constituted to comply with Applicable Law.

(k)     “Company” means GigaCloud Technology Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Change in Control.

(l)    “Consultant” means any person, including any consultant or advisor, that is not an Employee and that is engaged by the Company or any Related Entity to render services to the Company or any Related Entity, in each case that can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.

(m)     “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)    “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(o)    “Director” means a member of the Board or the board of directors of any Related Entity who is not an Employee.

(p)    “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days; provided that with respect to any grant of Incentive Stock Options, “Disability” shall mean a permanent and total disability under Section 22(e)(3) of the U.S. Code, as amended. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)    “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares. The Administrator may award Dividend Equivalent Rights on an Award or independent of an Award. Dividend Equivalent Rights may be paid currently or credited to an account for the Grantee, settled in cash or Shares and subject to restrictions on transferability and forfeitability and subject to other terms and conditions as set forth in the Award Agreement.

(r)     “Drag-Along Event” means a Drag-Along Event or Trade Sale of the Company as defined in the Shareholders Agreement and/or the M&A of the Company, or in the absence of such then-effective document or such definition, means a Change in Control.

(s)    “Employee” means any person who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(t)    “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, share sub-division, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price per Share (or other securities of the Company) and causes a change in the per share value of the Shares underlying outstanding Awards.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)    “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)    If the Ordinary Shares are listed on any established securities exchange, their Fair Market Value will be the closing sales price for such Ordinary Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Ordinary Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or such other source the Administrator deems reliable; and

(iii)    In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Administrator, or by a liquidator if one is appointed.

(w)    “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x)    “IPO” means the Company’s first firm commitment underwritten public offering of any of its securities (or the securities of a successor corporation) to the general public pursuant to (i) a registration statement filed under the Securities Act of 1933, as amended, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange.

(y)    “Greater than 10% Shareholder” means a U.S. Person who, at the time an Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the U.S. Code) Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the U.S. Code.

(z)    “Incentive Stock Option” means a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(aa)    “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(bb)    “Non-Qualified Stock Option” means an Option, or portion thereof, not intended to qualify or not qualifying as an Incentive Stock Option.

(cc)     “Ordinary Share” means the Company’s ordinary shares.

(dd)    “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan. Options granted to employees who are U.S. Persons may either be Incentive Stock Options or Non-Qualified Stock Options.

(ee)    “Other Share- or Cash-Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Grantee under the Plan. Such Other Share- or Cash-Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Grantee is otherwise entitled. Other Share- or Cash-Based Awards may be paid in Shares, cash or other property, as the Administrator determines.

(ff)    “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(gg)    “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(hh)    “Plan” means this amended and restated GigaCloud Technology Inc 2017 Share Incentive Plan.

(ii)    “Registration Date” means the first to occur of (i) the closing of the IPO; and (ii) in the event of a Change in Control, the date of the consummation of the Change in Control if the same class of securities of the successor corporation (or its Parent) issuable in such Change in Control shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission becomes effective under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Change in Control.

(jj)    “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly, provided that Employees, Directors or Consultants of such Related Entity can be granted Awards that are eligible to be registered on a Form S-8 Registration Statement.

(kk)     “Restatement Effective Date” means the date on which the shareholders of the Company approve this amended and restated Plan.

(ll)    “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm)    “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn)    “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(oo)    “Section 409A” means Section 409A of the U.S. Code and all regulations, guidance, compliance programs and other interpretive authority thereunder.

(pp)    “Securities Act” means the Securities Act of 1933, as amended.

(qq)    “Share” means an Ordinary Share of the Company.

(rr)    “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(ss)    “Shareholders Agreement” means the Shareholders’ Agreement by and among the Company, the shareholders of the Company and other parties named thereto (as amended, restated and supplemented from time to time).

(tt)    “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary, provided that Employees, Directors or Consultants of such entity can be granted Awards that are eligible to be registered on a Form S-8 Registration Statement.

(uu)     “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(vv)    “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

(ww)    “U.S. Person” means each individual who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

3.    Shares Subject to the Plan.

(a)    The Shares to be issued or otherwise distributed pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired Ordinary Shares. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued or otherwise distributed pursuant to all Awards is 6,367,238 Shares (proportionally adjusted to reflect any share dividends, share sub-divisions, or similar transactions); and an annual increase on the first day of each fiscal year beginning January 1, 2023 and ending on and including January 1, 2027, equal to the lesser of (i) 5% of the aggregate number of Shares outstanding on the final day of the immediately preceding fiscal year and (ii) such smaller number of Shares as is determined by the Board (the “Overall Share Limit”). Where any Shares are distributable pursuant to an Award under this Plan, the Company may satisfy its obligations to do so by means of (i) issuing new Shares (out of the Company’s authorized and unissued share capital), or (ii) transferring existing Shares which are held by the Company as treasury shares (as defined in the Companies Act (As Revised) of the Cayman Islands), or (iii) any combination of the foregoing; and any reference in this Plan or any Award to the “issue”, “delivery” or “distribution” of Shares by the Company pursuant to an Award shall be deemed to include any such method of distribution.

(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are repurchased or surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

(c)    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Administrator, American depositary shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American depositary share is other than on a one-to-one basis, the limitations of this Section 3 shall be adjusted to reflect the distribution of American depositary shares in lieu of Shares.

(d)    Notwithstanding anything to the contrary herein, no more than 6,367,238 Shares may be issued pursuant to the exercise of Incentive Stock Options.

(e)    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other share or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges, consolidates or combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, merger, consolidation or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger, consolidation or combination to determine the consideration payable to the holders of shares of the entities party to such acquisition, merger, consolidation or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition, merger, consolidation or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition, merger, consolidation or combination.

4.    Administration of the Plan.

(a)    Plan Administrator.

(i)    Administration. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in accordance with the Applicable Laws and the M&A. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers or directors to grant such Awards and may limit such authority as the Board determines from time to time.

(ii)    Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this Section 4(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)    to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the type or the number of Awards to be granted, the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(v)    to determine the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the Notice of Stock Option Award and the Award Agreements);

(vi)    subject to Section 12(d), to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)    to require the Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(ix)    to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate; and

(x)    any other powers of the Administrator as provided in this Plan, any Award Agreement or notice of award.

(c)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

(d)    Jurisdictions. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Employees, Directors, or Consultants operate, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Related Entities shall be covered by the Plan; (ii) determine which Employees, Directors, and Consultants are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to an Employee, Director, or Consultant to comply with Applicable Law; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3(a); and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Law including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange.

5.    Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.    Terms and Conditions of Awards.

(a)    Types of Awards. The Administrator is authorized under the Plan to award any Award to an Employee, Director or Consultant. Such Awards include, without limitation, Options, SARs, Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and Other Share- or Cash-Based Awards, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)    Designation of Award. Each Award shall be designated in the Award Agreement.

(c)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)    Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(e)    Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Option held by Grantee who is a U.S. Person), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)    Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h)    Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided that the term of any Option or SAR will not exceed ten (10) years.

(i)    Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator (except with regard to Incentive Stock Options, which shall not be transferable). Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.    Award Exercise or Purchase Price, Consideration and Taxes.

(a)    Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator, provided always that, in the case of any Shares which are issued or issuable upon the exercise of any Award, the exercise or purchase price shall not be less than the par value of such Shares. In the case of Options or SARs granted to U.S. Persons, shall not be less than 100% of the Fair Market Value of a Share as of the date of grant. Notwithstanding the foregoing provisions of this Section 7(a), in the case of a Substitute Award issued pursuant to Section 3(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)    Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)    cash;

(ii)    check;

(iii)    if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator,

(A)    by the Company repurchasing issued Shares held by the Award holder which have a Fair Market Value on the date of such repurchase equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised or purchased, and the utilization of the repurchase price as payment of such exercise or purchase price; or

(B)    by the Award holder surrendering its right to receive a portion of the Shares issuable under the Award which have a Fair Market Value on the date of such surrender equal to the aggregate exercise or purchase price of the Shares as to which said Award shall be exercised or purchased (excluding the Shares not issued by virtue of such surrender), provided always that the par value of such Shares shall be paid in cash or by check;

(iv)    with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to update the Company’s register of members and to reflect the sale of the relevant purchased Shares and deliver the share certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)    any other consideration approved by the Administrator; or

(vi)    any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)    Tax Withholding. Each Grantee must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Grantee’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering the impact of Applicable Accounting Standards) from any payment of any kind otherwise due to a Grantee. In the absence of a contrary determination by the Company, all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to any Company insider trading policy (including blackout periods), Grantees may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by (A) the Award holder surrendering issued Shares held by the Award holder, or (B) the Company withholding the issuance of Shares issuable under the Award, creating the tax obligation, valued at their Fair Market Value on the date of surrender or withholding, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Grantee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so surrendered or withheld pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of surrender or withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such surrender or withholding (or such other rate as may be required to avoid the liability classification of the applicable award under Applicable Accounting Standards); provided, however, to the extent such Shares were acquired by Grantee from the Company as compensation, the Shares must have been held for the minimum period required by Applicable Accounting Standards to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares surrendered or withheld shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under Applicable Accounting Standards. If any tax withholding obligation will be satisfied under clause (ii) above by the Award holder surrendering the Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Grantee’s behalf some or all of the Shares surrendered and to remit the proceeds of the sale to the Company or its designee, and each Grantee’s acceptance of an Award under the Plan will constitute the Grantee’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

8.    Exercise of Award.

(a)    Procedure for Exercise; Rights as a Shareholder.

(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)    An Award shall be deemed to be exercised when written or electronic notice of such exercise in a form approved by the Administrator has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, and any applicable tax withholding, as provided in Section 7.

(b)    Exercise of Award Following Termination of Continuous Service.

(i)    An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)    Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c)    No Exercise in Violation of Applicable Law.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

(d)    Restrictions on Exercise.

Notwithstanding the foregoing, regardless of whether an Award has become vested and exercisable, the Administrator may determine that the Award shall not be exercised before the consummation of (i) an IPO of the Company, or (ii) a Change in Control, except as permitted by the applicable Award Agreement.

9.    Conditions Upon Issuance of Shares.

(a)    Shares shall not be issued pursuant to an Award unless the issuance and allotment of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement.

(b)    As a condition to the issuance of any Shares pursuant to an Award, the Company may require the Person receiving such Shares to represent and warrant at the time of any issuance or purchase that such Shares are being received or purchased only for investment and without any present intention to sell or transfer such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)    As a condition to the issuance of any Shares pursuant to an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person receiving such Shares to acknowledge and agree to be bound by the provisions of the currently effective M&A, the Shareholders Agreements and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10.    Adjustments.

(a)    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 10, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Grantees, and making a cash payment to Grantees. The adjustments provided under this Section 10 will be nondiscretionary and final and binding on the affected Grantee and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b)    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or Applicable Accounting Standards , the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or Applicable Accounting Standards may be made within a reasonable period of time after such change) and either automatically or upon the Grantee’s request, is hereby authorized, without the Grantee’s express prior written consent, to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or Applicable Accounting Standards:

(i)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property or any combination thereof with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Grantee’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(v)    To replace such Award with other rights or property selected by the Administrator; and/or

(vi)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(c)    Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 10(b), if a Change in Control occurs and a Grantee’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Grantee is still an Employee, Director or Consultant, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Shares (i) which may be on such terms and conditions as apply generally to holders of Shares under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Grantee would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(d)    Definition of Assumption. For the purposes of this Section 10, an Assumption of an Award shall be considered to have occurred in the Award is assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock (or its equivalent) of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the successor entity, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor entity or its parent or subsidiary substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.

(e)    Administrative Stand Still. In the event of any pending share dividend, share sub-division, consolidation or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the Share, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.

(f)    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Grantee will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 10(a) or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Grantees and Awards (or portions thereof) differently under this Section 10.

11.    Effective Date and Term of Plan. This amended and restated Plan shall become effective upon the Restatement Effective Date. This amended and restated Plan shall continue in effect for a term of ten (10) years after the date of its adoption by the Board, unless sooner terminated.

12.    Amendment, Suspension or Termination of the Plan and Awards.

(a)    The Board or the Company’s compensation committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws and the M&A.

(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall not materially adversely affect any rights under Awards already granted to a Grantee.

(d)    The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Grantee’s rights under the Award, or (ii) the change is permitted under Section 10. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, subject to Applicable Laws and the M&A, without the approval of the shareholders of the Company, (i) reduce the exercise price per Share of outstanding Options or SAR or (ii) cancel outstanding Options or SAR in exchange for cash, other Awards or Options or SAR with an exercise price per Share that is less than the exercise price per Share of the original Options or SAR, provided always that, in the case of any Shares which are issued or issuable upon the exercise of any Award, Option or SAR, the exercise price shall not be less than the par value of such Shares.

13.    Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

15.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16.    Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees.

17.    Drag-Along Events. Except as provided in the applicable Award Agreement, in the event of a Drag-Along Event occurring prior to the Registration Date, the Grantees who hold any Shares upon exercise of the Award shall sell, transfer, convey or assign all of their Shares pursuant to, and so as to give effect to, the Drag-Along Event, and each of such Grantees shall grant to the Board or a Person designated by the Board, a power of attorney to transfer, sell, convey and assign his/her Shares and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the Drag-Along Event.

18.    IPO. In the case of an IPO, the Grantees shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO, and each of such Grantees shall grant to the Board or a Person designated by the Board, a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to execute all the documents that are necessary or advisable to complete the IPO. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Grantees from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty (180) days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

19.    Section 409A of the U.S. Code.

(a)    The Company intends that all Awards granted to U.S. Persons be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Grantee’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 19 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Grantee or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)    If an Award to a U.S. Person constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Grantee’s Employee, Director, or Consultant relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Grantee’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Grantee’s Employee, Director, or Consultant relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)    Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the U.S. Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six (6) months following the Grantee’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

20.    Section 457A of the U.S. Code. Notwithstanding anything herein to the contrary, no payment shall be made under any Award under the Plan that would cause the compensation payable to the Grantee under such Award to be taxable under Section 457A of the U.S. Code.

21.    Additional Terms of Incentive Stock Options. Notwithstanding anything to the contrary in the Plan, the following terms shall govern any Incentive Stock Options granted under the Plan. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the U.S. Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the U.S. Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than (i) 110% of the Fair Market Value on the Option’s grant date and (ii) the par value of each Share, whichever is the greater, and the term of the Option will not exceed five (5) years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the U.S. Code. By accepting an Incentive Stock Option, the Grantee agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (aa) two (2) years from the grant date of the Option or (b) one year after the transfer of such Shares to the Grantee, specifying the date of the disposition or other transfer and the amount the Grantee realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Grantee, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the U.S. Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the U.S. Code for any reason, including becoming exercisable with respect to Shares having a Fair Market Value exceeding the $100,000 limitation under U.S. Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option. An Incentive Stock Option shall not be transferable other than by will and by the laws of descent and distribution and, during the lifetime of the Grantee, may only be exercised by the Grantee.

22.    Data Privacy. As a condition for receiving any Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Related Parties exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Related Parties may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Related Parties; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Related Parties may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Related Parties may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 22 in writing, without cost, by contacting the local human resources representative. If the Grantee refuses or withdraws the consents in this Section 22, the Company may cancel Grantee’s ability to participate in the Plan and, in the Administrator’s discretion, the Grantee may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

23.    Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

24.    Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.    Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire share incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Grantee and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

26.    Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

27.    Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Grantee may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Grantee resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the absence of a designation in an Award Agreement, the currency applicable to an Award shall be U.S. Dollars.

28.    Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

29.    Governing Law. The Plan and all Awards hereunder are to be construed in accordance with and governed by the laws of Cayman Islands, without giving effect to any choice of law that would cause the application of the laws of any jurisdiction other than the laws of Cayman Islands to the rights and duties of the parties.

30.    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

31.    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, a Grantee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.

32.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

33.    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Grantee under or with respect to the Plan or Awards: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Grantees in the Plan in which all participants receive an average price; (c) the applicable Grantee will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Grantee as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Grantee’s applicable obligation, the Grantee may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Grantee’s obligation.

CALIFORNIA SUPPLEMENT

The Administrator has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) and which are intended to be exempt from registration in California pursuant to Section 25102(o). This supplement shall not apply to Awards granted to California Participants or after the date on which the Company becomes a Publicly Listed Company. Definitions in the Plan are applicable to this supplement.

1.    Limitation on Securities Issuable under the Plan. The amount of securities issued pursuant to the Plan shall not exceed the amounts permitted under Section 260.140.45 of the California Code of Regulations to the extent applicable.

2.    Additional Limitations On Options.

(a)    Maximum Duration of Options. No Options granted to California Participants will be granted for a term in excess of 10 years.

(b)    Minimum Exercise Period Following Termination. Unless a California Participant’s employment or service relationship is terminated for Cause, in the event of termination of such Participant’s employment or service relationship, to the extent required by Applicable Laws, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or Disability and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or Disability.

3.    Additional Limitations For Certain Awards. The terms of all Awards granted to California Participants shall comply, to the extent applicable, with Section 260.140.41 and Section 260.140.42 of the California Code of Regulations.

4.    Adjustments. The Administrator will make such adjustments to an Award held by a California Participant as may be required by Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

5.    Additional Requirement To Provide Information To California Participants. To the extent required by Section 260.140.46 of the California Code of Regulations, the Company shall provide to each California Participant and to each California Participant who acquires Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information. In addition, this information requirement shall not apply to the Plan to the extent that it complies with all conditions of Rule 701 of the Securities Act (“Rule 701”) as determined by the Administrator; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6.    Shareholder Approval; Additional Limitations On Timing Of Awards. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided that no Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the Company’s shareholders within twelve months before or after the date the Plan was adopted by the Administrator; and provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan to California Participants shall thereupon be canceled and become null and void.